SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 27, 2009

FIRST NIAGARA FINANCIAL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-23975	42-1556195
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

6950 South Transit Road, P.O. Box 514, Lockport, NY		14095-0514
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (716) 625-7500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 27, 2009, Carl Florio was appointed to the board of directors of First Niagara Financial Group (the “Company”) and its wholly owned subsidiary, First Niagara Bank.  The appointment was made pursuant to the terms of an agreement disclosed and described in a Current Report on Form 8-K filed by the Company on February 20, 2008, and incorporated herein by reference.  There are no transactions since the beginning of the last fiscal year between the Company and Mr. Florio that are required to be disclosed pursuant to Item 404(a) of SEC Regulation S-K.

Attached is a press release issued by the Company on January 30, 2009 relating to the appointment of Mr. Florio to the board of directors.

Item 5.03.	Amendments To The Articles Of Incorporation Or Bylaws; Changes In Fiscal Year.

On January 27, 2009 the board of directors amended Article II, Section 6 and Article III, Section 3 of the Company’s bylaws regarding the provision of notice for special meetings of the board and of the executive committee.  A copy of the bylaws as amended is attached as Exhibit 3(ii) to this Current Report.

Item 9.01	Financial Statements and Exhibits

(a)           Financial Statements of Businesses Acquired.  Not applicable

(b)           Pro Forma Financial Information.  Not Applicable

(c)           Exhibits.

Exhibit No.	Description

3(ii)	Bylaws
99.1	Press Release dated January 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST NIAGARA FINANCIAL GROUP, INC.

DATE: January 30, 2009	By:	/s/ Michael W. Harrington
Michael W. Harrington
Chief Financial Officer
(Duly authorized representative)